                                                                    EXHIBIT 4.35



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, FEBRUARY 18, 2002

No. W-03                                                    Warrants to Purchase
                                            25,000 Shares of Common Stock and/or
                                                      25,000 Redeemable Warrants


                               WARRANT CERTIFICATE

       This Warrant Certificate certifies that Michael M. LeConey, C/O Ray Dirks Research, 520 Madison Ave., 10th Floor, New York, NY 10022, or registered assigns, is the registered holder of 25,000 Warrants to purchase initially, at any time from February 19, 1998 until 5:30 p.m. New York time on February 18, 2002 ("Expiration Date"), up to 25,000 fully-paid and non-assessable shares of common stock, $.0001665 par value ("Common Stock"), of COMPLETE WELLNESS CENTERS, INC., a Delaware corporation (the "Company"), and/or 25,000 Redeemable Warrants of the Company (one Redeemable Warrant entitling the owner to purchase one fully-paid and non-assessable share of Common Stock) at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $7.50 per share of Common Stock and $0.125 per Redeemable Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of February 19, 1997 between the Company and NATIONAL SECURITIES CORPORATION (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

       No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

       The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

       The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

       Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

       Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

       The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of December 21, 1998.

                                         COMPLETE WELLNESS CENTERS, INC.


                                         By:    /s/ E. E. SHARER
                                            -----------------------
                                         Name:  E. E. Sharer

                                         Title: Vice Chairman

[FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

[ ] ______________       shares of Common Stock;

[ ] ______________       Redeemable Warrants;

[ ] ______________       shares of Common Stock together with an equal number of
                         Redeemable Warrants; or

[ ] ______________       shares of Common Stock together with Redeemable
                         Warrants.


and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Complete Wellness Centers, Inc. in the amount of $___________________, all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as of February 19, 1997 between Complete Weliness Centers, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is _________________________ and that such Certificate be delivered to
_______________ whose address is ______________________________.

Dated: ______________________

                                    Signature ________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                    __________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

       The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

[ ] ______________       shares of Common Stock;

[ ] ______________       Redeemable Warrants;

[ ] ______________       shares of Common Stock together with an equal number of
                         Redeemable Warrants; or

[ ] ______________       shares of Common Stock together with Redeemable
                         Warrants.


and herewith tenders in payment for such securities _________ Warrants all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of February 19, 1997 between Complete Weilness Centers, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of ________________ whose address is _________________ and that such Certificate be delivered to __________ whose address is ________________________.


Dated: _____________________

                                    Signature __________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                    ____________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)

                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

       FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto

___________________________________________________________________

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________                       Signature:_________________________
_(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    _______________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Assignee)